UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
July 30, 2008
Wellman, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10033	04-1671740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1041 521 Corporate Center Drive
Fort Mill, South Carolina	29707
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (803) 835-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On July 30, 2008, Wellman Inc. (the “Company”) entered into the seventh amendment of its senior secured superpriority debtor in possession credit agreement dated February 26, 2008 (the “Credit Agreement”) among the Company and certain of its domestic subsidiaries, as borrowers, Deutsche Bank Securities Inc., as sole lead arranger and bookrunner, Deutsche Bank Trust Company Americas, as administrative agent and collateral agent, and the lenders that from time to time become party thereto. Under the default provisions in Section 9.1(i)(xvi) of the Credit Agreement as amended, it would have been an event of default if the Company had not obtained a fully underwritten commitment for exit financing by July 30, 2008. The letter agreement amended the Credit Agreement so that the deadline for the commitment for exit financing is August 4, 2008. The letter agreement does not amend any other section of the Credit Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Wellman, Inc.
August 5, 2008	/s/ Keith R. Phillips
Keith R. Phillips
Vice President, Chief Financial Officer